Exhibit 10.2.3
[Translation of Chinese original]
EQUITY TRANSFER TERMINATION AGREEMENT
THIS EQUITY TRANSFER TERMINATION AGREEMENT (the “Agreement”) is entered into on this 12th day of June 2009 by and among:
(1)	REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD., a limited liability company duly established and validly existing under the laws of the People’s Republic of China, with its domicile at Suite 804, Building 2, 19 Jianguomenwai Avenue, Chaoyang District, Beijing (“Party A”);

(2)	REDGATE MEDIA GROUP, a company duly established and validly existing under the laws of the Cayman Islands, and a connected person of Party A (the “Proposed Listed Company”);

(3)	WEIDONG ZHU, a natural person and citizen of the People’s Republic of China whose ID card number is 310110197006105018 and whose residential address is Flats 801 and 802, Building 3, 163 Puhuitang Road, Shanghai;

ZHENHUI WANG, a natural person and citizen of the People’s Republic of China whose ID card number is 31010219690611525X and whose residential address is Flat 202, 62 Zinan Huayuan Ercun, Zizhu Road, Minhang District, Shanghai;

WENHUA CAO, a natural person and citizen of the People’s Republic of China whose ID card number is 330102195906230636 and whose residential address is at 25-1, Phase 1, Dahua Xiqifengqing, Wenyi West Road, Hangzhou, Zhejiang; (Weidong Zhu, Zhenhui Wang and Wenhua Cao are hereinafter collectively referred to as “Party B”); and

(4)	SHANGHAI YARUN CULTURE COMMUNICATIONS CO., LTD., a limited liability company duly established and validly existing under the laws of the People’s Republic of China, with its domicile at D-541, 1 Huyi Road, Shanghai (the “Company”).
(Hereinafter the parties above shall be referred to, individually, as a “Party” and, collectively, as the “Parties”.)
WHEREAS:
(A)	On April 8, 2008, Party A, Party B and the Company executed the Equity Transfer Agreement and the Supplemental Agreement thereto (hereinafter collectively referred to as the “Original Equity Transfer Agreement”) attached hereto as Appendix 1A pursuant to which Party B transferred 100% of the equity interest in the Company held by it to Party A; on April 8, 2008, Party A, Party B and the Proposed Listed Company additionally executed an agreement (the Share Issuance Agreement which, together with the Original Equity Transfer Agreement, are hereinafter collectively referred to as the “Original Equity Transfer Documents”), attached hereto as Appendix 1B, whereby the Proposed Listed Company was to issue shares of the Proposed Listed Company or pay a cash consideration to Party B after realization of the offshore listing and once certain conditions had been fulfilled.
(B)	Pursuant to the Original Equity Transfer Agreement, Party A and Party B have completed the procedures for the amendment of business registration in respect of the transfer of the equity interest in the Company. Having reached a consensus through consultations, the Parties have decided to terminate the Original Equity Transfer Documents and take all actions required for Party A to transfer the equity interest in the Company back to Party B.

(C)	Party B (Weidong Zhu, Zhenhui Wang and Wenhua Cao) refuse to execute a non-competition agreement with a non-listed company.
NOW, THEREFORE, pursuant to currently applicable laws, statutes, rules and regulations of the People’s Republic of China, the Parties have, following amicable negotiations conducted on the basis of equality, reached the following agreement:
1.	REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants that:
1.1	it executes this Agreement of its own free will and is willing to abide by the provisions hereof; that it has the lawful right and full power and authority to enter into and perform this Agreement and, once executed, the provisions hereof will constitute a valid and binding obligation on it;

1.2	its execution hereof and the performance of its obligations hereunder and the execution of any other documents executed pursuant to or in connection with this Agreement or the performance of its obligations under such documents will:
1.2.1	not result in the breach of any provisions of any company’s articles of association or other organizational document; and

1.2.2	not result in its breaching any agreement, permission or other document, or give a third party the right to terminate or amend any agreement, permission or other document binding on it, or result in the violation of any judgment or order issued or rendered by any court or government agency.
2.	TERMINATION OF THE EQUITY TRANSFER DOCUMENTS

2.1	The Parties agree to terminate the Original Equity Transfer Documents on the execution date hereof. Matters under the Original Equity Transfer Documents that have not yet been performed or the performance of which has not been completed on the execution date hereof shall not be further performed and all of the Parties’ rights, debts, liabilities and obligations under the Original Equity Transfer Documents shall be extinguished as on the execution date hereof. Each of the Parties confirms that there are no disputes over the performance of the Original Equity Transfer Documents as at the execution date hereof, and the Company and Party B will not assert any rights against Party A in connection with the Original Equity Transfer Documents. Other than the transfer of the equity interest to Party B pursuant to Article 2.2, Party A and its directors, representatives and employees shall not bear any debts, liabilities or obligations toward Party B.

2.2	The Parties agree to execute the Equity Transfer Agreement attached as Appendix 2 hereto and to the transfer of the equity interest in the Company registered under the name of Party A back to Party B. Party A covenants that it will take all necessary actions to cooperate with Party B and the Company in carrying out the relevant procedures for the amendment of business registration in respect of the transfer of equity interest. As the consideration in the amount of RMB3 million for the transfer of equity interest under the Original Equity Transfer Agreement (the “Original Consideration”) has not been paid, the Original Consideration and the consideration in the amount of RMB3 million for the transfer of equity interest under the Equity Transfer Agreement (the “New Consideration”) shall be mutually offset on the execution date of the Equity Transfer Agreement, i.e. Party A shall not be required to pay the Original Consideration and Party B shall not be required to pay the New Consideration.

2.3	As the Company was actually operated and managed by Party B, as the management of the Company, during the period Party A was registered as the shareholder of the Company, notwithstanding anything to the contrary herein, Party B covenants to Party A that it will ensure that Party A is not required to bear any debts or liabilities to Party B, the Company or any third party as the result of any act or omission by the Company or its management, or subject to penalties, inquiries or investigations by a government or judicial authority, regardless of whether Party A had knowledge of or agreed to such act or omission.

2.4	The Parties agree that the costs paid by each Party in connection with the performance and termination of the Original Equity Transfer Documents shall be borne by such Party.
3.	CONFIDENTIALITY

3.1	A Party (the “Receiving Party”) that obtains knowledge of or receives confidential information from a Party hereto (the “Disclosing Party”) shall maintain the confidentiality of such information, may not use such confidential information for any purpose other than for the purposes contemplated by this Agreement and may not disclose the confidential information to any party other than a contracting Party (or a company appointed by such Party (such company shall bear the confidentiality obligations hereunder, and such Party shall bear the legal liability arising from a breach of the confidentiality obligations hereunder committed by any company appointed by it)) without the prior written consent of the other Party. Notwithstanding the foregoing restrictions, the confidentiality obligations set forth in this Article 3 shall not apply to:
3.1.1	information that has entered the public domain other than as a result of the wrongful conduct of the Receiving Party or its representatives, agents, suppliers or subcontractors;

3.1.2	information legitimately and legally obtained by the Receiving Party from a third party, provided that such information was not subject to confidentiality obligations or other restrictions on use at the time of receipt; or

3.1.3	information in written form owned by the Receiving Party, which is not subject to any restrictions on use or disclosure and was not obtained for the purpose of executing or performing this Agreement.
3.2	Notwithstanding Article 3.1, the Receiving Party may disclose confidential information to its employees, directors and professional advisors that is reasonably necessary for the purposes of this Agreement, provided that the Receiving Party ensures that such employees, directors and professional advisors are aware of and comply with the confidentiality obligations set forth in this Article. If the disclosure of relevant confidential information is required by law or requested by a competent court, regulatory authority or any other such competent government agency, the Receiving Party may disclose such confidential information, provided that the Receiving Party shall, to the extent permitted by relevant laws and statutes, take all necessary actions to ensure that the confidential information is treated as confidential.

3.3	The Receiving Party shall not reproduce any confidential information in any manner whatsoever without the prior written consent of the Disclosing Party.

3.4	This Article 3 shall survive after the termination of this Agreement.

4.	NOTICES
4.1	Any notice hereunder shall be made in writing and dispatched by fax or registered mail to the recipient’s designated number or address. Notices dispatched by the aforementioned means shall be deemed received:
4.1.1	if dispatched by fax, twelve (12) hours after transmission; and

4.1.2	if dispatched by registered mail, three (3) days after consignment to the post office.
4.2	If Party A dispatches a written notice to Party B pursuant to Article 4.1 hereof, it shall dispatch the same to Party B at the following fax numbers or correspondence addresses:

Weidong Zhu

Fax number: 021-64383327

Correspondence address: Flat 403, ShengAi Tower, 88 Caoxi North Road, Shanghai

Attn.: Weidong Zhu

Zhenhui Wang

Fax number: 021-64383327

Correspondence address: Flat 403, ShengAi Tower, 88 Caoxi North Road, Shanghai

Attn.: Weidong Zhu

Wenhua Cao

Fax number: 021-64383327

Correspondence address: Suite 403, ShengAi Tower, 88 Caoxi North Road, Shanghai

Attn.: Weidong Zhu

4.3	If Party B dispatches a written notice to Party A pursuant to Article 4.1 hereof, it shall dispatch the same to Party A at the following fax number or correspondence address:

Fax number: 010-85263129

Correspondence address: Suite 804, Building 2, 19 Jianguomenwai Avenue, Chaoyang District, Beijing

Attn.: Ying Zhu
5.	LIABILITY FOR BREACH OF AGREEMENT

In the event of a breach of this Agreement, the breaching Party shall be liable to compensate for the losses incurred to the non-breaching Party as result of the breach of this Agreement by the breaching Party.
6.	GOVERNING LAW AND DISPUTE RESOLUTION
6.1	This Agreement shall be governed by, and construed in accordance with, the laws of the People’s Republic of China.

6.2	Any dispute arising from or in connection with this Agreement, including disputes over the validity or existence of this Agreement, shall be resolved by the Parties through consultations conducted in good faith. If the dispute is not resolved within thirty (30) days after a Party gives notice requesting such consultations, any Party shall have the right to submit the dispute for arbitration to the Shanghai Arbitration Commission in Beijing in accordance with its arbitration rules then in effect. The arbitration award shall be final and binding on Party A and Party B.
7.	MISCELLANEOUS
7.1	This Agreement is made in Chinese in five (5) counterparts, of which Party A and the Company shall each hold one original, and each party comprising of Party B shall hold one original.

7.2	This Agreement shall enter into effect on the date that it is duly executed by the Parties (or their authorized representatives). Any amendment or supplementation of this Agreement shall be valid only if made in writing and executed by the Parties (or their authorized representatives).
IN WITNESS WHEREOF, this Agreement is duly executed by the Parties on the date first set forth above.

(Remainder of page intentionally left blank)

Signature Page

Party A: REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD. [company seal]
By:	/s/ Ying Zhu
Name of Legal Representative: Ying Zhu

REDGATE MEDIA GROUP
By:	/s/ Brack, Peter Bush
	Name:	Brack, Peter Bush
	Title:	Chairman of the Board

Party B: WEIDONG ZHU
Signature:	/s/ Weidong Zhu

ZHENHUI WANG
Signature:	/s/ Zhenhui Wang

WENHUA CAO
Signature:	/s/ Wenhua Cao

SHANGHAI YARUN CULTURE COMMUNICATIONS CO., LTD. [company seal]
By:	/s/ Weidong Zhu
Name of Legal Representative: Weidong Zhu

Appendix 1A
EQUITY TRANSFER AGREEMENT AND SUPPLEMENTAL AGREEMENT
[See Exhibits 10.2.1 and 10.2.2]

Appendix 1B
SHARE ISSUANCE AGREEMENT

April 8, 2008
Redgate Media Inc.
Redgate Interactive Advertising (Beijing) Co., Ltd.
( )
and
Weidong Zhu ( )
Zhenhui Wang ( )
Wenhua Cao ( )
SHARES ISSUANCE AGREEMENT

THIS SHARES ISSUANCE AGREEMENT (this “Agreement”) is made on [ ][ ], 2008
Among
Redgate Media Inc. (“Company”), a company incorporated under the laws of Cayman Islands with its registered office at Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands, British West Indies;
and
Redgate Interactive Advertising (Beijing) Co., Ltd. (“WFOE Redgate ( ) ”), a company incorporated under the laws of the PRC with its registered office at Room 804, 2nd Building, No.19 Jianwai St, Chaoyang District, Beijing, the PRC;
and
Weidong Zhu (in Chinese “” the “Allottee”), citizen of the PRC, whose PRC identity card number is 310110197006105018;
Zhenhui Wang (in Chinese “” the “Allottee”), citizen of the PRC, whose PRC identity card number is 31010219690611525X;
Wenhua Cao (in Chinese “” the “Allottee”), citizen of the PRC, whose PRC identity card number is 330102195906230636;
The Company, WFOE Redgate ( ) and the Allottee are collectively referred to as the “Parties” and individually as a “Party”.
Recitals:

A.	The Company has agreed to allot and issue or procure the allotment and issuance of the Issued Shares (as defined hereinafter) and effect the Cash Payment to the Allottee in consideration of the provision of management services by the Allottee to Yarun, and the giving of confidentiality undertaking and Non-Competition Undertaking by the Allottee to the Company as set out herein;

B.	The obligations of the Company to allot and issue or procure the allotment and issuance of the Issued Shares and effect the Cash Payment are subject to satisfaction or waiver of the conditions precedent hereunder.
Therefore, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the Parties hereto agree as follows:
ARTICLE 1 DEFINITIONS
Section 1.1 Specific Definitions
As used in this Agreement, the following terms shall have the meanings set forth or referenced below:
“Affiliate” means with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person. For purposes of the foregoing, with respect to any person, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities or by contract, management rights or otherwise.
“Business Day” means any day other than a Saturday, a Sunday or a day in which banks in either the PRC or Hong Kong are closed for business.
“Cash Payment” means any cash payment to be made by the Company to the Allottee pursuant to Article 2 of this Agreement, being the Tranche A Cash Payment, the Tranche B Cash Payment and/or the Tranche C Cash Payment.
“Completion” means the Tranche A Completion, the Tranche B Completion and the Tranche C Completion, respectively.

“Completion Date” means the Tranche A Completion Date, the Tranche B Completion Date and the Tranche C Completion Date, respectively.
“Confidential Information” means all confidential, non-public or proprietary information belonging to a Party regardless of how the information is stored or delivered, exchanged between the Parties before, on or after the date of this Agreement relating to the business, technology or other affairs of the Party who provides such information, but excludes information which:
(a)	is in or becomes part of the public domain other than through a breach of this Agreement or an obligation of confidence imposed on the Party to whom the information belongs;

(b)	the recipient can prove such information was already known to it at the time of disclosure by the Party to whom the information belongs (unless such knowledge arose from disclosure of information in breach of an obligation of confidentiality); or

(c)	the recipient acquires from a source other than the Party to whom the information belongs, where such source is entitled to disclose the same to the recipient.
“Encumbrance” means any mortgage, deed of trust, pledge, option, right of first refusal or any other kind of security interest or claim against a proprietary right.
“Equity Transfer Agreement” means the equity transfer agreement in relation to the transfer of 100% of equity interests in Yarun to be entered into by and among WFOE Redgate ( ), Yarun, the Allottee and the other shareholders of Yarun on the date hereof.
“Hong Jiu” means Shanghai Hong Jiu Commercial Consultations Co., Ltd. ( ), a company incorporated under the laws of the PRC. Yarun owns 70% equity interest (“Hong Jiu Shares”) in Hong Jiu.
“Hongjiu Sales Profits” means the proceeds received by Yarun from the sales of Hong Jiu Shares after deduction of the original purchase price (RMB 1,000,000) thereof.

“Hong Kong” means the Hong Kong Special Administrative Region.
“IPO” means an initial public offering of the shares of Listco on an internationally recognized stock exchange.
“Issued Shares” means the common shares of Listco to be issued or procured to be issued by Listco to the Allottee pursuant to this Agreement, namely the Tranche A Shares, the Tranche B Shares and/or the Tranche C Shares.
“Listco” means the Company whose common shares are listed pursuant to an IPO (or any wholly-owned subsidiary of the Company, which is also the holding company of Yarun, whose common shares are listed pursuant to an IPO should the IPO of the common shares of such subsidiary of the Company occur prior to the IPO of the common shares of the Company).
“Non-Competition Undertaking” means the undertakings given by the Allottee to the Company under this Section 2.3 of this Agreement.
“PRC” means the People’s Republic of China excluding, for the purpose of this Agreement, Hong Kong, the Macau Special Administrative Region and Taiwan.
“RMB” means Renminbi, the lawful currency of the PRC.
“Shares” means the issued share capital of Listco.
“Tranche A Cash Payment” means the cash payment to be made to the Allottee (if any) pursuant to Sections 2.2(b)(i), 2.2(c)(i) or 2.2(d)(i) of this Agreement.
“Tranche A Completion” means the completion of the issue and allotment of the Tranche A Shares (if any) or the payment of the Tranche A Cash Payment (as the case may be) in accordance with this Agreement.
“Tranche A Completion Date” means fifteen (15) days after the Tranche A CP Completion Date or any other date agreed by the Company and the Allottee in writing.

“Tranche A CP Completion Date” means the date on which all the conditions precedent to the Tranche A Completion set out in Section 2.4 are satisfied.
“Tranche A Shares” means the Shares to be issued to the Allottee pursuant to Section 2.2(a)(i) of this Agreement, subject to the adjustment (if applicable) set forth in Section 2.7 of this Agreement.
“Tranche B Cash Payment” means the cash payment to be made to the Allottee (if any) pursuant to Sections 2.2(c)(ii) or 2.2(d)(ii) of this Agreement.
“Tranche B Completion” means the completion of the issue and allotment of the Tranche B Shares (if any) or the payment of the Tranche B Cash Payment (as the case may be) in accordance with this Agreement.
“Tranche B Completion Date” means fifteen (15) days after the Tranche B CP Completion Date or any other date agreed by the Company and the Allottee in writing.
“Tranche B CP Completion Date” means the date on which all the conditions precedent to the Tranche B Completion set out in Section 2.5 are satisfied.
“Tranche B Shares” means the Shares to be issued to the Allottee pursuant to Sections 2.2(a)(ii) or 2.2(b)(ii) of this Agreement, subject to the adjustment (if applicable) set forth in Section 2.7 of this Agreement.
“Tranche C Cash Payment” means the cash payment to be made to the Allottee (if any) pursuant to Section 2.2(d)(iii) of this Agreement.
“Tranche C Completion” means the completion of the issue and allotment of the Tranche C Shares (if any) or the payment of the Tranche C Cash Payment (as the case may be) in accordance with this Agreement.
“Tranche C Completion Date” means fifteen (15) days after the Tranche C CP Completion Date or any other date agreed by the Company and the Allottee in writing.

“Tranche C CP Completion Date” means the date on which all the conditions precedent to the Tranche C Completion set out in Section 2.6 are satisfied.
“Tranche C Shares” means the Shares to be issued to the Allottee pursuant to Sections 2.2(a)(iii), 2.2(b)(iii) or 2.2(c)(iii) of this Agreement, subject to the adjustment (if applicable) set forth in Section 2.7 of this Agreement.
“USD” means US dollars, the lawful currency of the United States of America.
“US GAAP” means the generally accepted accounting principles established by the Financial Accounting Standards Board of the United States of America, as amended from time to time.
“Yarun” means Shanghai Yarun Culture Communications Co., Ltd. ( ), a company incorporated under the laws of the PRC.
“Yarun Equity Transfer Consideration” means the consideration payable by WFOE Redgate ( ) in connection with its acquisition of 100% of equity interests in Yarun pursuant to the Equity Transfer Agreement.
Section 1.2 Other Terms
Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.
Section 1.3 General Interpretation
Unless the contrary intention appears or otherwise defined, in this Agreement:
(a)	(Articles, Sections, clauses, annexures and schedules) an Article, Section, clause, annexure or schedule means a reference to a clause in or annexure or schedule to this Agreement;

(b)	(variations or replacement) a document (including this Agreement) includes any amendment, variation or replacement of it;

(c)	(reference to statutes) a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(d)	(law) means common law, principles of equity, and statutes;

(e)	(singular includes plural) the singular includes the plural and vice versa;

(f)	(person) the word “person” includes an individual, a firm, a corporation, a partnership, a joint venture, an unincorporated body or association or any government agency;

(g)	(executors, administrators, successors) a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(h)	(two or more persons) an agreement, representation or warranty in favor of two or more persons is for the benefit of them jointly and each of them individually;

(i)	(jointly and severally) an agreement, representation or warranty by two or more persons binds them jointly and each of them individually;

(j)	(calculation of time) if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(k)	(reference to a day) a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later on any Business Day;

(l)	(reference to a group of persons) a group of persons or things is a reference to any two or more of them jointly and to each of them individually;

(m)	(meaning not limited) the words “include”, “including”, “for example” or “such as” are not used as, nor is it to be interpreted as, a word of limitation and when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.
Section 1.4 Headings
Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this Agreement.
ARTICLE 2 Issuance of the Issued Shares
Section 2.1 Issuance of the Issued Shares or Payment of the Cash Payment
As the inducement for the Allottee to enter into this Agreement and in consideration of the entering into of the Equity Transfer Agreement and completion of the transfer of 100% equity interests of Yarun by the Allottee to WFOE Redgate ( ) as contemplated therein, the provision of management services by the Allottee to Yarun, and the giving of confidentiality undertaking and Non-Competition Undertaking by the Allottee to the Company as set out herein, the Company agrees to allot and issue or procure the allotment and issuance of the Issued Shares or make the Cash Payment to the Allottee (as the case may be) on the terms and conditions of this Agreement on each respective Completion Date.
Section 2.2 Determination of Consideration
(a)	if an IPO occurs on or before 30th June 2009, then the Allottee shall be entitled to receive:
(i)	the following number of Tranche A Shares on the Tranche A Completion Date:

X =	A x C x 40% x D - F - Yarun Equity Transfer Consideration
B

Where:

X =	the number of the Tranche A Shares

A =	the audited net profits of Yarun for the year ended 31st December 2008 calculated in accordance with US GAAP less the Hongjiu Sales Profits (“Yarun 2008 Net Profits”)
B =	the average of the closing price per Share for the ten (10) trading days after the announcement of Listco’s audited accounts for the financial year ended 31st December 2008
C =	P/E multiple used for IPO share pricing
D =	60% (subject to the adjustments stated in Section 2.7)
F =	Audit fee for years 2005 to 2007 US GAAP historical financial report auditing provided that, the Company may elect at its sole discretion to pay cash or procure the payment of cash to the Allottee in lieu of all or part of the Tranche A Shares issuable to the Allottee under this Section 2.2(a)(i), in which case, the amount of cash payable in lieu of Tranche A Shares shall be equal to the number of Tranche A Shares for which the Company has elected to pay cash (in lieu of issuance of Tranche A Shares) under this Section 2.2(a)(i) multiplied by B;
(ii)	the following number of Tranche B Shares on the Tranche B Completion Date:

X =	A x C x 40% x D
B

Where:

X =	the number of the Tranche B Shares
A =	the audited net profits of Yarun for the year end 31st December 2009 calculated in accordance with US GAAP (“Yarun 2009 Net Profits”)
B =	the average of the closing price per Share for the ten (10) trading days after the announcement of Listco’s audited accounts for the financial year ended 31st December 2009
C =	the average of the daily forward price earnings ratio (P/E) of Listco for the ten (10) trading days after the announcement of Listco’s audited accounts for the financial year ended 31st December 2009 as shown on the Nasdaq website (or if Listco is not listed on NASDAQ, then the same shall be calculated in accordance with such other index as is reasonably determined by the Board of Directors of Listco)
D =	60% (subject to the adjustments stated in Section 2.7)
provided that, the Company may elect at its sole discretion to pay cash or procure the payment of cash to the Allottee in lieu of all or part of the

Tranche B Shares issuable to the Allottee under this Section 2.2(a)(ii), in which case, the amount of cash payable in lieu of Tranche B Shares shall be equal to the number of Tranche B Shares for which the Company has elected to pay cash (in lieu of issuance of Tranche B Shares) under this Section 2.2(a)(ii) multiplied by B;
(iii)	the following number of Tranche C Shares on the Tranche C Completion Date:

X =	A x C x 20% x D
B

Where:
X =	the number of the Tranche C Shares
A =	the audited net profits of Yarun for the year end 31st December 2010 calculated in accordance with US GAAP (“Yarun 2010 Net Profits”)
B =	the average of the closing price per Share for the ten (10) trading days after the announcement of Listco’s audited accounts for the financial year ended 31st December 2010
C =	the average of the daily forward price earnings ratio (P/E) of Listco for the ten (10) trading days after the announcement of Listco’s audited accounts for the financial year ended 31st December 2010 as shown on the Nasdaq website (or if Listco is not listed on NASDAQ, then the same shall be calculated in accordance with such other index as is reasonably determined by the Board of Directors of Listco)
D =	60% (subject to the adjustments stated in Section 2.7)
provided that, the Company may elect at its sole discretion to pay cash or procure the payment of cash to the Allottee in lieu of all or part of the Tranche C Shares issuable to the Allottee under this Section 2.2(a)(iii), in which case, the amount of cash payable in lieu of Tranche C Shares shall be equal to the number of Tranche C Shares for which the Company has elected to pay cash (in lieu of issuance of Tranche C Shares) under this Section 2.2(a)(iii) multiplied by B;
(b)	if an IPO occurs after 30th June 2009 and before 31st December 2009, then the Allottee shall be entitled to receive:
(i)	the following amount of Tranche A Cash Payment on the Tranche A Completion Date:

(1)	if the Yarun 2008 Net Profits are more than zero, then the Allottee shall receive the Tranche A Cash Payment calculated as follows which shall be paid pursuant to such arrangements to be further agreed upon by the Parties:

Y =	7 x A x 40% - F - Yarun Equity Transfer Consideration

Where:

Y =	the amount of Tranche A Cash Payment
A =	the Yarun 2008 Net Profits
F =	Audit fee for years 2005 to 2007 historical financial report auditing
(2)	if the Yarun 2008 Net Profits are zero or less than zero, then the Allottee shall receive 8,000 USD as the Tranche A Cash Payment;
(ii)	the following number of Tranche B Shares on the Tranche B Completion Date:

X =	A x C x 40% x D
B

Where:

X =	the number of the Tranche B Shares
A =	the Yarun 2009 Net Profits
B =	the average of the closing price per Share for the ten (10) trading days after the announcement of Listco’s audited accounts for the financial year ended 31st December 2009
C =	P/E multiple used for Listco IPO share pricing
D =	60% (subject to the adjustments stated in Section 2.7)
provided that, the Company may elect at its sole discretion to pay cash or procure the payment of cash to the Allottee in lieu of all or part of the Tranche B Shares issuable to the Allottee under this Section 2.2(b)(ii), in which case, the amount of cash payable in lieu of Tranche B Shares shall be equal to the number of Tranche B Shares for which the Company has elected to pay cash (in lieu of issuance of Tranche B Shares) under this Section 2.2(b)(ii) multiplied by B;
(iii)	the following number of Tranche C Shares on the Tranche C Completion Date:

X =	A x C x 20% x D
B

Where:

X =	the number of the Tranche C Shares
A =	Yarun 2010 Net Profits
B =	the average of the closing price per share of Listco for the ten (10) trading days after the announcement of Listco’s audited accounts for the financial year ended 31st December 2010
C =	the average of the daily forward price earnings ratio (P/E) of Listco for the ten (10) trading days after the announcement of Listco’s audited accounts for the financial year ended 31st December 2010 as shown on the Nasdaq website (or if Listco is not listed on NASDAQ, then the same shall be calculated in accordance with such other index as is reasonably determined by the Board of Directors of Listco)
D =	60% (subject to the adjustments stated in Section 2.7)
provided that, the Company may elect at its sole discretion to pay cash or procure the payment of cash to the Allottee in lieu of all or part of the Tranche C Shares issuable to the Allottee under this Section 2.2(b)(iii), in which case, the amount of cash payable in lieu of Tranche C Shares shall be equal to the number of Tranche C Shares for which the Company has elected to pay cash (in lieu of issuance of Tranche C Shares) under this Section 2.2(b)(iii) multiplied by B;
(c)	if an IPO occurs after 31st December 2009 and before 31st December 2010 then the Allottee shall be entitled to receive:
(i)	the following amount of Tranche A Cash Payment on the Tranche A Completion Date:
(1)	if the Yarun 2008 Net Profits are more than zero, then the Allottee shall receive the Tranche A Cash Payment calculated as follows which shall be paid pursuant to such arrangements to be further agreed upon by the Parties:

Y =	7 x A x 40% - F - Yarun Equity Transfer Consideration

Where:

Y =	the amount of Tranche A Cash Payment
A =	the Yarun 2008 Net Profits
F =	Audit fee for years 2005 to 2007 historical financial report auditing
(2)	if the Yarun 2008 Net Profits are zero or less than zero, then the Allottee shall receive 8,000 USD as the Tranche A Cash Payment;

(ii)	the following amount of Tranche B Cash Payment on the Tranche B Completion Date:
(1)	if the Yarun 2009 Net Profits are more than zero, then the Allottee shall receive the Tranche B Cash Payment calculated as follows which shall be paid pursuant to such arrangements to be further agreed upon by the Parties:

Y =	7 x A x 40%

Where:

Y =	the amount of Tranche B Cash Payment
A =	the Yarun 2009 Net Profits
(2)	if the Yarun 2009 Net Profits are zero or less than zero, then the Allottee shall receive 8,000 USD as the Tranche B Cash Payment;
(iii)	the following number of Tranche C Shares on the Tranche C Completion Date:

X =	A x C x 20% x D
B

Where:

X =	the number of the Tranche C Shares
A =	Yarun 2010 Net Profits
B =	the average of the closing price per Share for the ten (10) trading days after the announcement of Listco’s audited accounts for the financial year ended 31st December 2010
C =	P/E multiple used for IPO share pricing
D =	60% (subject to the adjustments stated in Section 2.7)
provided that, the Company may elect at its sole discretion to pay cash or procure the payment of cash to the Allottee in lieu of all or part of the Tranche C Shares issuable to the Allottee under this Section 2.2(c)(iii), in which case, the amount of cash payable in lieu of Tranche C Shares shall be equal to the number of Tranche C Shares for which the Company has elected to pay cash (in lieu of issuance of Tranche C Shares) under this Section 2.2(c)(iii) multiplied by B;

(d)	if the IPO does not occur on or before 31st December 2010 then the Allottee shall be entitled to receive:
(i)	the following amount of Tranche A Cash Payment on Tranche A Completion Date:
(1)	if the Yarun 2008 Net Profits are more than zero, then the Allottee shall receive the Tranche A Cash Payment as follows which shall be paid pursuant to such arrangements to be further agreed upon by the Parties:

Y =	7 x A x 40% - F - Yarun Equity Transfer Consideration

Where:

Y =	the amount of Tranche A Cash Payment
A =	the Yarun 2008 Net Profits
F =	Audit fee for years 2005 to2007 historical financial report auditing
(2)	if the Yarun 2008 Net Profits are zero or less than zero, then the Allottee shall receive 8,000 USD as the Tranche A Cash Payment;
(ii)	the following amount of Tranche B Cash Payment on Tranche B Completion Date:
(1)	if the Yarun 2009 Net Profits are more than zero, then the Allottee shall receive the Tranche B Cash Payment calculated as follows which shall be paid pursuant to such arrangements to be further agreed upon by the Parties:

Y =	7 x A x 40%

Where:

Y =	the amount of Tranche B Cash Payment
A =	the Yarun 2009 Net Profits
(2)	if the Yarun 2009 Net Profits are zero or less than zero, then the Allottee shall receive 8,000 USD as the Tranche B Cash Payment;
(iii)	the following amount of Tranche C Cash Payment on Tranche C Completion Date:
(1)	if the Yarun 2010 Net Profits are more than zero, then the Allottee shall receive the Tranche C Cash Payment calculated as follows which shall be paid pursuant to such arrangements to be further agreed upon by the Parties:

Y =	7 x A x 20%

Where:

Y =	the amount of Tranche C Cash Payment
A =	the Yarun 2010 Net Profits
(2)	if the Yarun 2010 Net Profits are zero or less than zero, then the Allottee shall receive 4,000 USD as the Tranche C Cash Payment.
Section 2.3 Consideration for the Issued Shares
(a)	In consideration for the Company’s issuance and allotment or procuring the issuance and allotment of the Issued Shares or making the Cash Payment, the Allottee undertakes that he shall not, at any time during the period starting from the date hereof and ending on 31st December 2011, without the prior written consent of the Board, directly or indirectly engage in, or have any equity interest in, provide any services, consulting or otherwise, or manage or operate any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in any business which competes with any business of the Company or its Affiliates.

(b)	The Allottee shall not, at any time during the period commencing from the date hereof and ending on 31st December 2012, solicit or accept if offered to him, with or without solicitation, on his own behalf or on behalf of any other person, the services of any person who is an employee of the Company or its Affiliates or who was an employee of the Company or its Affiliates at any time during the 12-month period preceding such solicitation activity or acceptance, nor solicit any of the employees of the Company or its Affiliates to terminate service with the Company or such Affiliates.

(c)	In the event the terms of this Section 2.3 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.
Section 2.4 Conditions Precedent to the Tranche A Completion
The Company’s obligation to issue or procure the issue of the Tranche A Shares or make the Tranche A Cash Payment (as the case may be) at the Tranche A Completion is subject to the fulfilment of the following conditions:

(a)	(Audit on Yarun for the Year 2008) the financial statements of Yarun for year 2008 have been audited in accordance with the US GAAP by an accounting firm designated by the Company, provided that such audit shall occur and be completed within the first six (6) calendar months of year 2009.

(b)	(Shareholders’ approval) if required by any stock exchange rules or the charter documents of Listco, the shareholders of Listco have duly approved or consented to the issue of the Tranche A Shares or the Tranche A Cash Payment (as the case may be).

(c)	(Board approval) the board of directors of Listco has duly approved the issue of the Tranche A Shares or the Tranche A Cash Payment (as the case may be).

(d)	(Governmental approvals) in case Listco shall issue the Tranche A Shares, and if required by any applicable laws, the Allottee has obtained all necessary PRC governmental approvals (including without limitation the approvals required by relevant regulations promulgated by the State Administration for Foreign Exchange with respect to overseas investments by PRC individuals or entities) for the acceptance of the Tranche A Shares and provided all such approval documents to Listco.

(e)	(Completion of Equity Transfer) the equity transfer under the Equity Transfer Agreement has been completed, as evidenced by the satisfaction of all the conditions precedent to the completion set forth in the Equity Transfer Agreement, including without limitation, WFOE Redgate ( ) being registered as the sole shareholder of Yarun and the representatives appointed by WFOE Redgate ( ) being registered as the directors and/or legal representative of Yarun in accordance with the Equity Transfer Agreement.

(f)	(Representations and Warranties) the representations and warranties of the Allottee under Section 6.1 of this Agreement and the representations and warranties of the Allottee under Article 3 and Schedule 3 of the Equity Transfer Agreement are true and correct as of the Tranche A CP Completion Date in all material respects, and the Allottee has performed and complied in all material respects with all obligations and covenants as required by this Agreement and the Equity Transfer Agreement as of the Tranche A CP Completion Date.

(h)	(No breach) the Allottee has not breached any terms and conditions of this Agreement.

(i)	(Profits Target) the profits target of Yarun for year 2008 set forth in Appendix 1 hereto has been satisfied.

(j)	(Exclusive Advertising Sales Agency) the exclusive advertising sales agency agreements listed in Appendix 2 hereto which have been entered into by Yarun as of the date hereof with the four (4) television channels remain in full force and effect; provided that this condition may be waived by the Company in writing if Yarun has entered into other exclusive advertising sales agency agreements with other television channels such that Yarun remains the sole and exclusive advertising agent for at least four television channels with the scale, terms and conditions of such agreements similar to the agreements listed in Appendix 2 and are to the reasonable satisfaction of the Company.
Section 2.5 Conditions Precedent to the Tranche B Completion
The Company’s obligation to issue or procure the issue of the Tranche B Shares or make the Tranche B Cash Payment (as the case may be) at the Tranche B Completion is subject to the fulfilment of the following conditions if all the following conditions having been satisfied:
(a) (Audit on Yarun for the Year 2009) the financial statements of Yarun for year 2009 have been audited in accordance with the US GAAP by an accounting firm designated by the Company, provided that such audit shall occur and be completed within the first six (6) calendar months of year 2010.
(b) (Shareholders’ approval) if required by any stock exchange rules or the charter documents of Listco, the shareholders of Listco have duly approved or consented to the issue of the Tranche B Shares or the Tranche B Cash Payment (as the case may be).
(c) (Board approval) the board of directors of Listco has duly approved the issue of the Tranche B Shares or the Tranche B Cash Payment (as the case may be).
(d) (Governmental approvals) in case Listco shall issue the Tranche B Shares, and if required by any applicable laws, the Allottee has obtained all necessary PRC governmental approvals (including without limitation the approvals required by relevant regulations promulgated by the State Administration for Foreign Exchange with respect to overseas investments by PRC individuals or entities) for the acceptance of the Tranche B Shares and provided all such approval documents to Listco.
(e) (Representations and Warranties) the representations and warranties of the Allottee under Section 6.1 of this Agreement and the representations and warranties of the Allottee under Article 3 and Schedule 3 of the Equity Transfer Agreement are true and correct as of the Tranche B CP Completion Date in all material respects, and the Allottee has performed and complied in all material respects with all obligations and covenants as required by this Agreement as of the Tranche B CP Completion Date.
(f) (Occurrence of Tranche A Completion) the Tranche A Completion has taken place in accordance with this Agreement.

(g) (No breach) the Allottee has not breached any terms and conditions of this Agreement.
(h) (Profits Target) the profits target of Yarun for year 2009 set forth in Appendix 1 hereto has been satisfied.
(i) (Exclusive Advertising Sales Agency) the exclusive advertising sales agency agreements listed in Appendix 2 hereto which have been entered into by Yarun as of the date hereof with the four(4) television channels remain in full force and effect; provided that this condition may be waived by the Company in writing if Yarun has entered into other exclusive advertising sales agency agreements with other television channels such that Yarun remains the sole and exclusive advertising agent for at least four television channels with the scale, terms and conditions of such agreements similar to the agreements listed in Appendix 2 and are otherwise to the reasonable satisfaction of the Company.
Section 2.6 Conditions Precedent to the Tranche C Completion
The Company’s obligation to issue or procure the issue of the Tranche C Shares or to make or procure the making of the Tranche C Cash Payment (as the case may be) at the Tranche C Completion is subject to the fulfilment of the following conditions:
(a) (Audit on Yarun for the Year 2010) the financial statements of Yarun for year 2010 have been audited in accordance with the US GAAP by an accounting firm designated by the Company, provided that such audit shall occur and be completed within the first six(6) calendar months of year 2011.
(b) (Shareholders’ approval) if required by any stock exchange rules or the charter documents of Listco, the shareholders of Listco have duly approved or consented to the issue of the Tranche C Shares or make the Tranche C Cash Payment.
(c) (Board approval) the board of directors of Listco has duly approved the issue of the Tranche C Shares or make the Tranche C Cash Payment (as the case may be).
(d) (Governmental approvals) in case Listco shall issue the Tranche C Shares, and if required by any applicable laws, the Allottee has obtained all necessary PRC governmental approvals (including without limitation the approvals required by relevant regulations promulgated by the State Administration for Foreign Exchange with respect to overseas investments by PRC individuals or entities) for the acceptance of the Tranche C Shares and provided all such approval documents to Listco.
(e) (Representations and Warranties) the representations and warranties of the Allottee under Section 6.1 of this Agreement and the representations and warranties of the Allottee under Article 3 and Schedule 3 of the Equity Transfer Agreement are true and correct as of the Tranche C CP Completion Date in all material respects, and the Allottee shall have performed and complied in all material respects with all obligations and covenants as required by this Agreement as of the Tranche C CP Completion Date.
(f) (Occurrence of Tranche B Completion) the Tranche A Completion and the Tranche B Completion shall have taken place in accordance with this Agreement.
(g) (No breach) the Allottee has not breached any terms and conditions of this Agreement.
(h) (Profits Target) the profits target of Yarun for year 2010 set forth in Appendix 1 hereto has been satisfied.
(i) (Exclusive Advertising Sales Agency) the exclusive advertising sales agency agreements listed in Appendix 2 hereto which have been entered into by Yarun as of the date hereof with the four(4) television channels remain in full force and effect; provided that this condition may be waived by the Company in writing if Yarun has entered into other exclusive advertising sales agency agreements with other television channels such that Yarun remains the sole and exclusive advertising agent for at least four television channels with the scale, terms and conditions of such agreements similar to the agreements listed in Appendix 2 and are otherwise to the reasonable satisfaction of the Company.
Section 2.7 Adjustment of Consideration
If Yarun’s audited net profits for the years ended 31st December 2009 or 2010 are less than those in the previous year, then “D” referred to in Section 2.2 shall be adjusted by a ratio, the numerator of which is the amount of audited net profits for the year in question.
The denominator of which is the amount of audited net profits for the preceding year, provided that the amount of “C” multiplied by “D” in Sections 2.2(a)(ii), 2.2(a)(iii), 2.2(b)(ii), 2.2(b)(iii) and 2.2(c)(iii) above shall not exceed 18.
If Yarun’s audited net profits for year 2010 or 2009 divided by Yarun’s audited net profits for the previous year exceeds 1.4, then the amount of “C” multiplied by “D” in Sections 2.2(a)(iii), 2.2(b)(iii) and 2.2(c)(iii) shall not exceed 19.
For illustration purposes only,
(a) if audited net profits of Yarun for year 2009 is RMB 3 million, and audited net profits of Yarun for year 2008 is RMB 4 million, “D” in the relevant subsections of Section 2.2 will be changed from 60% to 45%: (3,000,000/4,000,000) x 60% = 45%
(b) if audited net profits of Yarun for year 2010 is RMB 3 million, and audited net profits of Yarun for year 2009 is RMB 4 million, “D” in the relevant subsections of Section 2.2 will be changed from 60% to 45%: (3,000,000/4,000,000) x 60% = 45%

Section 2.8 Reasonable Endeavors
Each Party shall use its reasonable endeavours to procure the fulfilment of the conditions precedent as described under this Article 2, including procuring any third party to take all necessary actions and grant any necessary approvals. The Parties must keep each other informed of any circumstances which may result in any condition precedent under this Article 2 not being satisfied in accordance with the terms hereof.
Section 2.10 Issuance of Shares
For the avoidance of doubt, the Company will consider issuing the Tranche A Shares, Tranche B Shares and the Tranche C Shares (as the case may be) to the Allottee as contemplated hereunder only if there is a successful IPO.
ARTICLE 3 Completion
Section 3.1 Time and Place of Completion
(a)	Tranche A Completion will take place at 11am on the Tranche A Completion Date at No.5 room, F8, CITIC Building or any other time and place agreed by the Company and the Allottee.

(b)	Tranche B Completion will take place at 11am on the Tranche B Completion Date at No.5 room, F8, CITIC Building or any other time and place agreed by the Company and the Allottee.

(c)	Tranche C Completion will take place at 11am on the Tranche C Completion Date at No.5 room, F8, CITIC Building or any other time and place agreed by the Company and the Allottee.
Section 3.2 Allottee’s Obligations at Completion
(a)	Unless otherwise waived in writing by the Company, on the Tranche A Completion Date, the Allottee shall deliver to the Company satisfactory evidence that WFOE Redgate ( ) has been registered as the sole shareholder of Yarun and the representatives appointed by WFOE Redgate ( ) has been registered as the directors and/or legal representative of Yarun in accordance with the Equity Transfer Agreement, as well as other evidence that the conditions to be performed by the Allottee on or before the Tranche A Completion as set forth in Section 2.4 of this Agreement have been satisfied.

(b)	Unless otherwise waived in writing by the Company, on the Tranche B Completion Date, the Allottee shall deliver to the Company satisfactory evidence required by the Company showing the satisfaction of the conditions to be performed by the Allottee before Tranche B Completion as set forth in Section 2.5 of this Agreement.

(c)	Unless otherwise waived in writing by the Company, on the Tranche C Completion Date, the Allottee shall deliver to the Company satisfactory evidence required by the Company showing the satisfaction of the conditions to be performed by the Allottee before Tranche C Completion as set forth in Section 2.6 of this Agreement.
Section 3.3 Company’s Obligations at Completion
Unless otherwise waived in writing by the Allottee, at each Completion, the Company shall: (a) in the case of Cash Payment, make the applicable Cash Payment to the Allottee by wire transfer of immediately available USD funds to the bank account designated in writing by the Allottee prior to such Completion; or (b) in the case of the issuance of the Issued Shares, take all necessary actions to issue the Tranche A Shares, Tranche B Shares or Tranche C Shares (as applicable) to the Allottee, including without limitation, instruct Listco’s registered agent to update the register of members of Listco, issue the share certificate to the Allottee within ten (10) Business Days after respective Completion Date, and pass and deliver Listco’s board resolutions approving the respective issuance of the Issued Shares.
ARTICLE 4 Special Covenants
Section 4.1 Extension of financial facilities by the Company
The Allottee warrants that Yarun’s cash flow is self sustainable on the current operation base and Yarun does not require any new cash injection from Listco or the Company unless there is new investment plan agreed by both the Allottee and the Company.
At the Company’s sole discretion, the Company may, and may cause its subsidiaries to, extend financial facilities to Yarun as needed to assist it in its development of business.
Section 4.2 Covenants before Tranche C Completion
(a)	Except as otherwise required by this Agreement or the Equity Transfer Agreement, no resolution of the directors of Yarun shall be passed, nor any contract or commitment entered into, in each case, from the date hereof until the Tranche C Completion Date without the prior written consent of the Company or WFOE

Redgate ( ), except for (i) any board resolutions duly passed in the ordinary course of business, and (ii) any contracts and commitments entered into in the ordinary course of business and on arm’s length terms and conditions provided that the Company is notified of the same in advance. As manager of Yarun, the Allottee shall devote substantially all his time to the business of Yarun and manage the operation of Yarun in good faith.

(b)	The Allottee shall indemnify, defend and hold harmless the Company and its Affiliates, officers, directors, agents and employees (each an “Indemnified Party”) from and against all losses, damages, liabilities, claims, proceedings, costs and expenses (including the fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Allottee and the Indemnified Party or between the Indemnified Party and any third party, in connection with any investigation or evaluation of a claim or otherwise) resulting from or arising out of any breach by the Allottee or Yarun of any representation or warranty, covenant or agreement in this Agreement or in the Equity Transfer Agreement.
Section 4.3 Compliance with US GAAP and Information right of the Company
Yarun will compile its accounting book and financial report based on US GAAP. Yarun and Allottee has obligation to report to the Company any information requested by the Company.
Yarun should engage, at its costs and expenses, one of big four international accountant firms designated by the Company for annual audit.
Section 4.4 IPO
Each of the Parties agrees that it/he will use all reasonable endeavors to assist Listco in its application for an IPO, including providing all information relating to itself or himself that is necessary for the inclusion in the prospectus of Listco for the purpose of the IPO or as may be required to be provided to the relevant stock exchange and governmental agency or authority, signing and executing all necessary undertakings and documents and amending any terms and conditions of this Agreement, as may be required by the applicable rules and regulations or the relevant stock exchange and governmental agency or authority, or as may be required by the sponsors or underwriters of the IPO.
ARTICLE 5 Company’s Warranties
Section 5.1 Accuracy of Statements
The Company represents and warrants to the Allottee that each of the following statements is true and accurate in all material respect as of the date of this Agreement and as of the Tranche A Completion Date, the Tranche B Completion Date and the Tranche C Completion Date as if made on each of those dates:

(a) (Organization, Good Standing and Qualification) The Company is duly organized, validly existing and in good standing under, and by virtue of, the laws of the place of its incorporation or establishment and has all required power and authority to own its properties and assets and to carry on its business as now conducted or proposed to be conducted;
(b) (Power) The Company has full power and authority to enter into this Agreement and perform its obligations hereunder and has obtained all necessary consents and authorizations to enable it to do so;
(c) (Binding Obligation) Assuming the due authorization, execution and delivery hereof by the Allottee and WFOE Redgate ( ), this Agreement constitutes valid and binding obligations upon the Company and is enforceable against it in accordance with its terms, except such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies;
(d) (No Breach) The execution of this Agreement and the occurrence of the Completions do not, and will not, conflict with or result in a breach of any obligation (including any statutory, contractual or fiduciary obligation) by the Company or constitute or result in any default under any provision of its constitution or any material provision of any agreement, deed, writ, order, injunction, judgment, law, rule or regulation to which it is a party or by which it is bound;
(e) (No Litigation; No Material Change) There is no action, suit, or other court proceeding pending, threatened or instituted against the Company seeking to enjoin it from entering into, or challenge the validity of this Agreement, or assert any liability against the Company. There has been no material adverse change to the business operation of the Company;
(f) (No Creditors Arrangement) No voluntary arrangement has been proposed or reached with any creditors of the Company;
(g) (Solvency) The Company is able to pay its debts as and when they fall due.
Section 5.2 Separate Warranties
Each warranty hereof shall be treated as a separate representation and warranty. The interpretation of any statement made may not be restricted by reference to or inference from any other statement.
ARTICLE 6 Allottee’s Warranties

Section 6.1 Accuracy of Statements
The Allottee represents and warrants to the Company that each of the following statements is true and accurate in all material respect as of the date of this agreement and as of the Tranche A Completion Date, Tranche B Completion Date and Tranche C Completion Date as if made on each of those dates:
(a) (Power) The Allottee has full power and authority to enter into this Agreement and perform its obligations hereunder and has obtained all necessary consents and authorizations to enable him to do so;
(b) (Binding Obligation) Assuming the due authorization, execution and delivery hereof by the Company and WFOE Redgate ( ), this Agreement constitute valid and binding obligations upon the Allottee and is enforceable against it in accordance with its terms;
(c) (No Breach) The execution of this Agreement and the occurrence of the Completions do not, and will not, conflict with or result in a breach of any obligation (including any statutory, contractual or fiduciary obligation) by the Allottee or constitute or result in any default under any provision of its constitution or any material provision of any agreement, deed, writ, order, injunction, judgment, law, rule or regulation to which it is a party or by which it is bound;
(d) (No Litigation) There is no action, suit, or other court proceeding pending, threatened or instituted against the Allottee seeking to enjoin it from entering into, or challenge the validity of this Agreement, or assert any liability against the Allottee;
(e) (Compliance with Laws and Agreements) The execution and delivery of, and the performance under, this Agreement by the Allottee will not conflict with any rule, regulation, judgment or agreement applicable to the Allottee, including regulations with respect to offshore investment by PRC individuals or entities. All actions on the Allottee’s part required for valid execution and delivery of this Agreement have been taken prior to the date of this Agreement. It is not necessary for the Allottee to obtain any consents or approvals from, or file a record with, any third party or government authority in connection with the acceptance of the Issued Shares in accordance with this Agreement. The Allottee has not breached any terms or conditions herein or under the Equity Transfer Agreement;
(f) (No Breach) The execution of this Agreement and the occurrence of the Completions do not, and will not, conflict with or result in a breach of any obligation (including any statutory, contractual or fiduciary obligation) by the Allottee or constitute or result in any default under any provision of its constitution or any material provision of any agreement, deed, writ, order, injunction, judgment, law, rule or regulation to which he is a party or by which he is bound.

Section 6.2 Separate Warranties
Each warranty hereof shall be treated as a separate representation and warranty. The interpretation of any statement made may not be restricted by reference to or inference from any other statement.
Section 6.3 Agreement
The Allottee agrees, in consideration of the issuance of the Issued Shares, to be bound by all the terms and provisions of the memorandum and articles of association of Listco. The Allottee also agrees that he will enter into any shareholders agreements then in force among the shareholders of Listco (if any) upon his becoming a member of Listco.
ARTICLE 7 Confidentiality
Section 7.1 Disclosure of Confidential Information
Each Party acknowledges that all Confidential Information exchanged between the Parties in connection with this Agreement or during the negotiations preceding this Agreement is confidential to them and shall not be disclosed by it to any third party except:
(a) the disclosure of the Confidential Information to the employees, legal advisers, auditors and other consultants to the Parties or its Affiliates for the purposes of performance of this Agreement and on a need-to-know basis;
(b) the disclosure with the written consent of the Party who supplied the information (“Disclosing Party”), which consent may be given or withheld at such Disclosing Party’s absolute discretion;
(c) as required by law, government authorities, exchanges and/or regulatory bodies to which it is subject; or
(d) as required to do so in connection with legal proceedings relating to this Agreement.
ARTICLE 8 Announcements
Section 8.1 Public Announcements
Subject to Section 8.2 below, no public announcement, communication or circular concerning the transactions referred to in this Agreement may be made or sent by any Party unless it has first obtained the written consent of the other Party, provided that such consent shall not be unreasonably withheld or delayed.

Section 8.2 Public Announcements Required by Law
Notwithstanding the foregoing, Section 8.1 does not apply to a public announcement, communication or circular made by any Party as required by law, government authorities, exchanges and/or regulatory bodies to which it is subject, provided that such Party has, if practicable, first consulted and taken into account the reasonable requirements of the other Parties before such announcements.
ARTICLE 9 Costs and Taxes
Section 9.1 Costs and Expenses
The Parties agree to pay their own legal and other costs and expenses in connection with the negotiation, preparation, execution and performance of this Agreement and of other related documentation.
Section 9.2 Taxes
All sums payable and all Shares issuable by the Company to the Allottee hereunder shall be made without withholding or deduction of any taxes, assessment or other charges (“Taxes”). The Allottee acknowledges and agrees that he is responsible for the settlement of all Taxes in connection with the allotment issuance of the Issued Shares. For the purpose of the foregoing, all Parties agree that the Company may withhold from the sums payable to the Allottee the amount of Taxes payable by the Allottee and pay such amount to the relevant governmental authority on behalf of the Allottee. The Company may also withhold the allotment of Shares issuable to the Allottee hereunder until the Allottee has on his account settled all the applicable Taxes in connection with the transaction contemplated hereunder.
ARTICLE 10 Notices
Section 10.1 Form
Unless expressly stated otherwise in this Agreement, all notices, certificates, consents, approvals, waivers and other communications in connection with this Agreement must be in writing, signed by the sender (in case of individual) or an authorised officer of the sender (in case of company) and marked for the attention of the person set forth in Section 10.2(b) or, if the recipient has previously notified otherwise, then marked for in the manner last notified by such recipient.
Section 10.2 Notices
(a)	Any notice or other communication shall be deemed to have been served or delivered if sent to the address, or facsimile number (as the case may be)

set out in this paragraph (a), the time of such delivery or service shall be determined as follows:
(i)	if by facsimile, at the time of dispatch to the relevant number; or

(ii)	if by hand, at the time of delivery to the relevant address; or

(iii)	if by post, the second (2nd) Business Days after being put in the post properly addressed to the relevant addressee with pre-paid postage, provided that any notice or communication that is not dispatched on a Business Day shall be deemed to have been dispatched on the immediately subsequent Business Day.
(b)	For the purposes of this Agreement, the following addresses and facsimile numbers shall be used for serving notices on the named Parties (unless the Party to be served shall have notified the Party serving the notice in advance and in writing of any change(s) of the same):
ALLOTTEE:
Address: Room 403, Sheng’ai Building, No.88 Caoxi North Road, Shanghai,, China
Fax: 021-64383327
WFOE Redgate ( ) :
Attention: Zhu Ying
Address: Room 804, 2nd Building, No.19 JianWai Street, Chaoyang District, Beijing, China
Fax: 010-85263129
Company:
Attention: Zhu Ying
Address: Room 2703, 27th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong
Fax: (852) 8106 8655

ARTICLE 11 General Provisions
Section 11.1 Discretion in Exercising Rights
A Party may exercise a right or remedy or give or withhold its consent in any way it considers appropriate (including by imposing conditions), unless this Agreement expressly states otherwise.
Section 11.2 Rights Cumulative
Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.
Section 11.3 Approvals and Consents
A Party may give conditional or unconditional approval or consent or withhold its approval or consent in its absolute discretion unless this Agreement expressly provides otherwise. A party by giving its approval or consent does not mean such Party has made or given any warranty or representation as to any circumstance relating to the subject matter of the consent or approval.
Section 11.4 Amendment and Waiver
Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parties hereto and their permitted assigns and transferees. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the parties hereto and their respective successors and assigns. No failure or delay by any Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by any Party of any breach by the other Parties of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.
Section 11.5 Survival of Warranties
The warranties, undertakings and indemnities in this Agreement shall survive the Tranche A Completion, Tranche B Completion and Tranche C Completion.
Section 11.6 Indemnities
The indemnities in this Agreement are continuing obligations, independent from the other obligations of the Parties under this Agreement and continue in full force and effect after the termination of this Agreement. It is not necessary for a Party to incur any expense or make any payment before enforcing a right of indemnity under this Agreement.
Section 11.7 Entire Agreement
This Agreement constitutes the entire agreement and understanding among the Parties about its subject matter and supersedes all previous agreements, understandings and negotiations (whether written or oral) between all or any of them in respect of the same. In the event that the Parties execute both the Chinese version and English version of this Agreement, then the English version shall prevail.
Section 11.8 Construction
No rule of construction applies to the disadvantage of a Party because that Party was responsible for the preparation of, or seeks to rely on, this Agreement or any part of it.
ARTICLE 12 Governing Law and Dispute Resolution
Section 12.1 Governing law
This Agreement is governed by the laws of the Hong Kong, without regard to principles of conflicts of law thereunder.
Section 12.2 Dispute Resolution
(a)	Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the Parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to each of the other Parties hereto a written request for such consultation. If such consultation can not resolve the dispute or claim within thirty (30) days following the commencement of such consultation (“Consultation Period”), then the Parties or their representatives, as the case may be, shall, within thirty (30) days after the expiry of the Consultation Period to meet in person and attempt to resolve the dispute or claim in good faith. If within thirty (30) days following the commencement of such meeting the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the others.

(b)	The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be a single arbitrator who shall be agreed upon by the parties or, failing which, who shall be selected by the then President of the Centre.

(c)	The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the UNCITRAL Arbitration Rules then in force as administrated by the Centre in effect at the time of the arbitration.
ARTICLE 13 Counterparts
This Agreement may be executed in any number of counterparts, each signed by the Parties to this Agreement. Each of the signed copies so executed shall be an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the Parties hereto as of the date first written above.
Redgate Media Inc.
By
      Name: Brack, Peter Bush
      Title: Chairman & CEO
Redgate Interactive Advertising (Beijing) Co., Ltd. ( )
By
      Name: Zhu Ying
      Title: Board Chairman
Allottee
Weidong Zhu
By
Zhenhui Wang
By
Wenhua Cao
By

Appendix 1
Profits Target

Appendix 2
Exclusive Advertising Sales Agency Agreements

2

Appendix 2
EQUITY TRANSFER AGREEMENT
[See Exhibit 10.2.6]

3